UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2016

PROVECTUS BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36457	90-0031917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7327 Oak Ridge Hwy., Knoxville, Tennessee 37931

(Address of Principal Executive Offices)

(866) 594-5999

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 23, 2016, Provectus Biopharmaceuticals, Inc. (the “Company”) received notice from NYSE MKT LLC (the “NYSE MKT”) stating that the Company is not in compliance with the Exchange’s continued listing standards. Specifically, the Company is not in compliance with Section 1003(a)(iii) of the NYSE MKT Company Guide (requiring stockholders’ equity of $6.0 million or more if the Company has reported losses from continuing operations and/or net losses in its five most recent fiscal years). As of September 30, 2016, the Company had stockholders’ equity of approximately $5.3 million. Accordingly, the Company has become subject to the procedures and requirements of Section 1009 of the NYSE MKT Company Guide and must submit a plan of compliance by December 23, 2016, addressing how the Company intends to regain compliance with Section 1003(a)(iii) by May 23, 2018.

As previously reported in the Company’s Current Report on Form 8-K filed with the Commission on October 18, 2016, the Company was previously notified by NYSE MKT that NYSE Regulation had determined to suspend trading and commence proceedings to delist both the Company’s common stock and class of warrants with an exercise price of $0.85 per share expiring June 19, 2020 (the “Listed Warrants”) from the NYSE MKT. The decision was reached by the NYSE MKT under Section 1003(f)(v) of the NYSE MKT Company Guide, due to the “abnormally low” trading price of the shares of the Company’s common stock. The Company’s common stock and Listed Warrants currently trade on the OTCQB under the symbols “PVCT” and “PVCTWS,” respectively. The Company is appealing the NYSE MKT decision to commence delisting procedures. On October 20, 2016, the Company submitted a request for a review of such delisting determination, and on November 10, 2016, the Company submitted to the Listing Qualifications Panel the Company’s written submission in connection with its appeal.

The Company currently intends to submit a plan to NYSE MKT by December 23, 2016 advising how the Company plans to regain compliance with the continued listing standards by May 23, 2018. If the Company does not submit a plan or if the plan is not accepted, NYSE Regulation will take action to cite the Company’s noncompliance with Section 1003(a)(iii) of the NYSE MKT Company Guide as an additional basis for delisting. If the plan is accepted, the Company will be subject to periodic reviews and continued compliance with the plan. If the Company is not in compliance with the continued listing standards as of May 23, 2018, or does not make progress consistent with the plan, NYSE MKT will initiate delisting proceedings.

This Current Report on Form 8-K contains forward-looking statements that are subject to various assumptions, risks and uncertainties. The Company believes that its expectations, as expressed in these statements are based on reasonable assumptions regarding the risks and uncertainties inherent in achieving those expectations. These statements are not, however, guarantees of performance and actual results may differ materially. Risks and uncertainties which may cause actual results to be different than expressed or implied in our forward-looking statements include, but are not limited to, the risk factors described under the heading “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. The Company expressly disclaims any current intention to update any forward-looking statement as a result of new information or future events or developments.

Item 7.01.	Regulation FD Disclosure.

On November 30, 2016, the Company issued a press release announcing the Company’s receipt of the notice of noncompliance with NYSE MKT continued listing standards, as described in Item 3.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the rules and regulations of the Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated November 30, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2016

PROVECTUS BIOPHARMACEUTICALS, INC.

By:	/s/ Peter R. Culpepper
Peter R. Culpepper Interim Chief Executive Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated November 30, 2016